                                                                       EXHIBIT 4

NUMBER _____                                                        _____ SHARES

                        COMMUNITY NATIONAL CORPORATION
                             LEXINGTON, TENNESSEE

This certifies that

is the owner of


                     fully paid and non-assessable shares of common stock, par value $1.00 per share, of

Community National Corporation (the "Corporation"), a corporation organized under the laws of the State of Tennessee. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


-------------------------                ---------------------------------------
Arba Milam Taylor                        Howard W. Tignor
Secretary                                President and Chief Executive Officer

                                (CORPORATE SEAL)
Countersigned:

            ----------------------
            Transfer Agent

BY:         ----------------------
            Authorized Signature

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     The Charter includes a provision which imposes certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation unless the acquisition of shares in excess of 10% is approved by a two-thirds vote of the Continuing Directors (as such term is defined in the Corporation's Charter). The Corporation will furnish without charge to each stockholder who so requests information relating to the voting restrictions on more than 10% beneficial owners.
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                     FORM OF STOCK CERTIFICATE - BACK SIDE

         The shares represented by this certificate are issued subject to all the provisions of the Charter and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

         The Corporation will furnish without charge to each stockholder who so requests, the designations, relative rights, preferences and limitations, determined for each series (and the authority of the Board of Directors to determine variations for future series) of each class of stock or series thereof that the Corporation is authorized to issue. Such request may be made in writing to the Secretary of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -         as tenants in common
TEN ENT -         as tenants by the entireties
JT TEN  -         as joint tenants with right of survivorship and not as tenants in common

UNIF TRANSFER MIN ACT - ........Custodian.........under Uniform Transfers to
                          (Cust)          (Minor)

Minors Act.......................
                  (State)



         Additional abbreviations may also be used though not in the above list.

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

         For value received, ___________________________________________________
hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

/___________________/


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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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-----------------------------------------------------------------

----------------------------------------------------------------- Shares

of the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint ____________________________________________________,

Attorney, to transfer the said shares on the books of the Corporation, with full power of substitution.

Dated
     ----------

                                                     -----------------------
                                                     Signature

                                                     -----------------------
                                                     Signature
In presence of:
               ------------------------